EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sponsor and Trustee of The Merrill Lynch Fund of Stripped ("Zero") U.S. Treasury Securities, Series K and L

     We consent to the use in this Post-Effective Amendment No. 28 to Registration Statement Numbers: 33-53085 and 333-76661 on Form S-6 of our opinion dated April 17, 2013, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus.



                                        /s/ Grant Thornton LLP
Chicago, Illinois
April 17, 2013


















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